Registration No. 333-168627

As filed with the Securities and Exchange Commission on July 26, 2011

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Affiliated Managers Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3218510 (I.R.S. Employer Identification Number)

600 Hale Street
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEAN M. HEALEY
Chief Executive Officer
Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

See Table of Additional Registrants Below

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price(1)	Amount of Registration Fee (2)
Debt Securities of Affiliated Managers Group, Inc.
Common Stock of Affiliated Managers Group, Inc.			(3)
Common Stock Warrants of Affiliated Managers Group, Inc.
Preferred Stock of Affiliated Managers Group, Inc.
Depositary Shares of Affiliated Managers Group, Inc.
Stock Purchase Contracts of Affiliated Managers Group, Inc.
Stock Purchase Units of Affiliated Managers Group, Inc.
Junior Subordinated Debentures of Affiliated Managers Group, Inc.
Trust Preferred Securities of AMG Capital Trust III
Guarantee of Trust Preferred Securities by Affiliated Managers Group, Inc.

(1)                                     An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)                                     In accordance with Rules 456(b) and 457(r) under the Securities Act, Affiliated Managers Group, Inc. (“AMG”) is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.

(3)                                     This registration fee will be offset against previously paid fees of $5,775.30 related to unsold securities registered under the Registration Statement on Form S-3 (File No. 333-148029), originally filed by AMG on December 12, 2007, which is now expired.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Formation	I.R.S. Employer Identification No.
AMG Capital Trust III*	Delaware	90-6143352

*                                           The address, including zip code, of this registrant’s principal executive offices is 1314 King Street, Wilmington, Delaware, 19801 and the telephone number, including area code, of its principal executive offices is (302) 888-7580. The name and address, including zip code, of the agent for service for this registrant is Raye D. Goldsborough, Christiana Bank & Trust Company, 1314 King Street, Wilmington, Delaware, 19801 and the telephone number, including area code, of the agent for service of process is (302) 888-7580.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-168627) is being filed for the purpose of updating certain language in the “Calculation of Registration Fee” table of the Registration Statement, as well as filing Exhibits 5.3 and 23.5 to the Registration Statement.  This Amendment does not modify any other part of the Registration Statement, including the prospectus that was included therein.  Accordingly, the prospectus was omitted from this filing.

Item 16.    Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement†

4.1	Amended and Restated Certificate of Incorporation of AMG (incorporated by reference to Amendment No. 4 to AMG’s Registration Statement on Form S-1 (No. 333-34679), filed October 29, 1997)

4.2	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG’s Registration Statement on Form S-8 filed November 16, 2005)

4.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2006)

4.4	Second Amended and Restated By-laws (incorporated by reference to AMG’s Quarterly Report on Form 10-Q filed November 9, 2010)

4.5	Form of Indenture**

4.6	Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto†

4.7	Form of Certificate for Preferred Stock†

4.8	Form of Deposit Agreement†

4.9	Form of Depositary Receipt†

4.10	Form of Stock Purchase Contract†

4.11	Form of Stock Purchase Unit†

4.12	Form of Trust Preferred Security Certificate†

4.13	Form of Junior Subordinated Debentures†

4.14	Form of Guarantee Agreement†

4.15	Certificate of Trust of AMG Capital Trust III, a Delaware statutory trust**

4.16	Declaration of Trust of AMG Capital Trust III, effective as of August 2, 2010, among AMG,

Christiana Bank & Trust Company, as Delaware Trustee and the Initial Administrator named therein**

5.1	Opinion of Ropes & Gray LLP, counsel to AMG as to the legality of the securities being registered**

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust III, as to the validity of the securities to be issued by AMG Capital Trust III**

5.3	Opinion of Ropes & Gray LLP, counsel to AMG as to the legality of the securities being registered*

12.1	Calculation of Ratios of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm**

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants**

23.3	Consent of Ropes & Gray LLP (included in Exhibit 5.1)**

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)**

23.5	Consent of Ropes & Gray LLP (included in Exhibit 5.3)*

24.1	Powers of Attorney**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee§

*                                         Filed herewith.

**                                  Previously filed.

†                                          To be filed by amendment or pursuant to a Current Report on Form 8-K.

§                                         To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Affiliated Managers Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Prides Crossing, Massachusetts, on July 26, 2011.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ SEAN M. HEALEY

Sean M. Healey
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date
	/s/ SEAN M. HEALEY	Chief Executive Officer and Chairman of the Board of Directors	July 26, 2011
	Sean M. Healey	(Principal Executive Officer)

	/s/ JAY C. HORGEN	Chief Financial Officer and Treasurer	July 26, 2011
	Jay C. Horgen	(Principal Financial and Principal Accounting Officer)

	*	Director	July 26, 2011
Samuel T. Byrne

	*	Director	July 26, 2011
Dwight D. Churchill

	*	Director	July 26, 2011
Harold J . Meyerman

	*	Director	July 26, 2011
William J. Nutt

	*	Director	July 26, 2011
Rita M. Rodriguez

	*	Director	July 26, 2011
Patrick T. Ryan

	*	Director	July 26, 2011
Jide J. Zeitlin

*By:	/s/ SEAN M. HEALEY
Sean M. Healey
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AMG Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodstock, Vermont, on June 19, 2011.

AMG CAPITAL TRUST III

By:	/s/ JOHN KINGSTON, III

John Kingston, III, as Administrator

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement†

4.1	Amended and Restated Certificate of Incorporation of AMG (incorporated by reference to Amendment No. 4 to AMG’s Registration Statement on Form S-1 (No. 333-34679), filed October 29, 1997)

4.2	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG’s Registration Statement on Form S-8 filed November 16, 2005)

4.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2006)

4.4	Second Amended and Restated By-laws (incorporated by reference to AMG’s Quarterly Report on Form 10-Q filed November 9, 2010)

4.5	Form of Indenture**

4.6	Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto†

4.7	Form of Certificate for Preferred Stock†

4.8	Form of Deposit Agreement†

4.9	Form of Depositary Receipt†

4.10	Form of Stock Purchase Contract†

4.11	Form of Stock Purchase Unit†

4.12	Form of Trust Preferred Security Certificate†

4.13	Form of Junior Subordinated Debentures†

4.14	Form of Guarantee Agreement†

4.15	Certificate of Trust of AMG Capital Trust III, a Delaware statutory trust**

4.16	Declaration of Trust of AMG Capital Trust III, effective as of August 2, 2010, among AMG, Christiana Bank & Trust Company, as Delaware Trustee and the Initial Administrator named therein**

5.1	Opinion of Ropes & Gray LLP, counsel to AMG as to the legality of the securities being registered**

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust III, as to the validity of the securities to be issued by AMG Capital Trust III**

5.3	Opinion of Ropes & Gray LLP, counsel to AMG as to the legality of the securities being registered*

12.1	Calculation of Ratios of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm**

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants**

23.3	Consent of Ropes & Gray LLP (included in Exhibit 5.1)**

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)**

23.5	Consent of Ropes & Gray LLP (included in Exhibit 5.3)*

24.1	Powers of Attorney**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee§

*                                         Filed herewith.

**                                  Previously filed.

†                                          To be filed by amendment or pursuant to a Current Report on Form 8-K.

§                                         To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.